UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005 (August 8, 2005)

OMNI ENERGY SERVICES CORP.

(Exact name of registrant as specified in its charter)

LOUISIANA	0-23383	72-1395273
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 NE Interstate 49

Carencro, Louisiana 70520

(Address of principal executive offices) (Zip Code)

(337) 896-6664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 8, 2005, the registrant was advised by NASDAQ that it was not compliant with NASDAQ Marketplace Rule 4350(c)(3) (the “Rule”) because Dennis Sciotto was a non independent director that had been appointed to the Compensation Committee. In response, on August 9, 2005, the registrant provided the Staff with a letter indicating that it is relying on the “exceptional and limited circumstances” exception provided in Marketplace Rule 4350(c)(3)(C) (the “Exception”), and that Mr. Sciotto’s membership on the Compensation Committee is required by the best interests of the Company and its shareholders. The Company also advised NASDAQ that it would disclose the appointment of Mr. Sciotto, in compliance with the Exception, in the proxy statement for the 2006 annual meeting of the Company’s stockholders.

On August 10, 2005, NASDAQ informed the Company that it has regained compliance with the Rule and that the matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI ENERGY SERVICES CORP.

Dated: August 12, 2005

	By:	/s/ G. Darcy Klug
G. Darcy Klug
Executive Vice President